Exhibit 99.1

Aspiration/InterPrivate III Financial Partners Investor Call Transcript

August 18, 2021

Operator

Good day, ladies and gentlemen, and thank you for standing by. The Company refers participants on this call to the press release issued by the company, the presentation, and InterPrivate III Financial Partners’ filings with the SEC for a discussion of the risks that can affect the business combination, our business, and the business of the combined company after completion of the proposed business combination.

The company specifically refers participants to the presentation filed with the SEC to remind listeners that some of the comments today contain forward-looking statements, and as such, will be subject to risks and uncertainties, which, if they materialize, could materially affect results. Forward-looking statements include, but are not limited to, Aspiration Partners and InterPrivate III Financial Partners’ expectations or predictions of financial and business performance and conditions, competitive and industry outlooks, and the timing and completion of the transaction.

Forward-looking statements are subject to risks, uncertainties and assumptions, and they are not guarantees of performance. Aspiration Partners and InterPrivate III are under no obligation and expressly disclaim any obligation to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise except as required by law.

I will now turn the call over to Mr. Ahmed Fattouh, Founder & Chief Executive Officer of InterPrivate. Please go ahead, sir.

Ahmed Fattouh, InterPrivate Chairman and CEO

Thank you. InterPrivate is a private investment firm that invests on behalf of a consortium of family offices in partnership with co-sponsors including operating executives, venture capitalists and private equity firms. InterPrivate III was launched as a SPAC dedicated to Financial Services, and my partners include sector specialists Sunil Kappagoda, Nick Krenteras and Minesh Patel, while our board is comprised of globally recognized CEOs and chairmen in banking, payments and fintech industries.

Our thesis was to find a high growth company that had achieved the scale and profitability profile to become a public company, and that would benefit not only from our capital but from our experience and strategic relationships. Aspiration fits these characteristics and we are excited to share their story.

InterPrivate shares the belief that a growing number of investors want to own stocks that align with their sustainability and equity values. In fact, we believe that we are early in a seismic shift and capital allocators are rewarding companies that are at the forefront of redefining industries and products around sustainability and ESG with increased demand and higher valuations.

Aspiration is a truly unique asset – it will be the first sustainability-driven financial services company in the public markets. In a larger sense, Aspiration has created the sustainability-as-a-service category and it is the first platform that allows individuals and corporations to automate and integrate environmental and social impact into their financial and commercial activities. The consumer facing fintech application offers banking, payments and investment solutions that help mitigate climate change, primarily through reforestation and other carbon offset opportunities.

In building this unique and differentiated consumer business, Aspiration created a large and valuable community that has become an asset unto itself as nearly every business sector seeks to align with conservation and conscious consumption.

Aspiration’s success in serving individuals and building a brand synonymous with sustainability led to the creation of their corporate solutions business whereby Aspiration partners with enterprises to reduce their carbon footprint and to develop sustainable products and services.

Aspiration has proven that it can do very well while doing a lot of good. The company operates in a large $250 billion market that is projected to grow to $680 billion by 2030, according to a leading global consulting firm. The company is enjoying spectacular growth with revenue expected to grow to over $500 million by 2023 from the current annualized run-rate of over $100 million.

Impressively, Aspiration can continue to grow profitability before marketing investment while maintaining strong unit economics, without taking any credit or balance sheet risk. It has software-like gross margins and strong long-term operating margins in excess of 40%. Its strong profitability is driven by high customer retention of 90% and more, and a remarkable cross sell rate with more than 1 in 2 customers signing up for a second product within the first 12 months of the relationship. This yields an impressive Life-time Value/Customer Acquisition Cost ratio that is greater than 12x. All of these attributes create, what we believe is, a very special investment opportunity.

In terms of the transaction, the company has raised a $200 million PIPE, for total expected net proceeds in excess of $400 million from the SPAC and the PIPE, assuming no redemptions by the SPAC’s public shareholders. Aspiration plans to invest this capital to expand its product offerings and to further accelerate growth that we expect to be very accretive given the very high LTV/CAC ratio of its business model.

The transaction was also struck at a very compelling valuation for one underlying reason - the co-founders and management are in it for the long run. Existing shareholders are rolling 100% of their equity into the transaction. In all relevant metrics, we believe Aspiration is poised to outperform.

I would now like to hand it over to Andrei Cherny, the Company’s Chief Executive Officer and co-founder to tell us more about the Aspiration story.

Andrei Cherny, Chief Executive Officer and Co-Founder – Aspiration

Thank you, Ahmed. I will provide a quick history of the business and then provide perspective on our compelling business model. My co-founder Joe Sanberg will then discuss the Corporate business in greater detail and finally our CFO Rojeh Avanesian will provide some of the compelling financial metrics we are focused on.

Aspiration is truly a special and differentiated company. Many companies today are striving to improve their ESG performance. Across the consumer landscape, we see companies taking this a step further by building and bringing products to market that have sustainability built in - from electric vehicles to clean energy to sustainable food.

But what makes Aspiration unique is that we have gone a step further. Sustainability is our product. It is the business we are in. It is what we deliver to our customers whether they are individuals or businesses. It is our mission.

As Ahmed mentioned, our addressable market opportunity is sizable and growing exponentially. Our rapid growth continues to be fueled by accelerating client acquisition, with more and more individuals and corporations moving to Aspiration to express their identities and engage with automated sustainability services. We have strong unit economics, evidenced by our strong LTV/CAC ratio and high retention rates, both of which we expect to maintain as we continue to grow.

We are still in the early stages of a rush towards sustainability which will potentially be the one of the largest and fastest behavior shifts in human history. Already now, 62% of Americans see climate change as a major threat to our country and the percentage of the population alarmed by climate change has more than doubled in a few years. These changing attitudes are ushering an accelerating transformation of behavior with respect to how we operate as individuals and our expectations for the businesses where we spend our money and the corporations where we work.

Most people now want to take action to combat the climate crisis, but they don’t know where to start. Yes, you can put solar panels on your roof or buy an electric car, but those are expensive, one-off actions. You can change your lightbulbs or recycle aluminum cans, but those actions, while worthy, simply don’t move the needle.

That’s where Aspiration comes in. We’ve created the category of sustainability-as-a-service. Aspiration has built technology, tools, products, services, and features for a platform that makes ESG impact easy, automated, engaging, and at the same time enormously meaningful and powerful.

We do this in part through one of the world’s largest commitments to carbon reduction using nature-based offsets – or as they are sometimes called, trees. We now plant as many trees every day as there are in Central Park. This year Aspiration and our non-profit partners are planting in nine sites across Africa, Central and South America and in the US.

We launched Aspiration in 2015 by bringing the ESG revolution from the investing world into the financial products most relevant to everyday people - their bank accounts. Our goal was to help people spend and save on a daily basis with sustainability and consciousness built in.

From there, we realized that millions of daily transactions could be turned into moments of sustainable action. So we built proprietary tools and technology to improve this automated individual action. In fact, Aspiration has become the financial home for sustainability-focused Americans and our 5 million members constitute the largest community of environmentally conscious consumers in the country.

In 2020, we launched a corporate initiative that brings our tools and technology to the businesses who are increasingly facing a need to build sustainability into their customer journey and their employee experience.

Whether it is for individual customers or corporations, Aspiration’s business is built primarily around our Sustainability as a Service offerings such as carbon offsetting and reforestation delivered through our technology, community, and brand. Roughly 69% of our total revenue is from ESG Impact Services – 56% from Corporations and 13% from Consumers.

The remaining 31% of our total revenue is derived from Consumer Financial Services fees such as interchange, product partnerships, interest income and subscription revenue across all our offerings.

Let me quickly walk you through the journey of how Aspiration helps people integrate sustainability into their daily life:

-It starts with the center of their financial life. In just five minutes, customers can switch from their existing checking or savings account to Aspiration’s Spend & Save account, which ensures that their deposits will never be used to fund oil and gas drilling, unlike what they see at major banks. Instead, we sweep their deposits to community banks around the country that we have certified as fossil fuel free in their own lending practices. Those banks ensure that the funds have FDIC protection and pay Aspiration for those deposits.

-Just as we make our customers’ savings sustainable, we help them make their spending sustainable as well. AIM -- our Aspiration Impact Measurement – is a digital Fitbit for sustainability. It allows customers to see their own personal sustainability score based on their spending and decide where they will spend their money based on how businesses treat their employees and the environment.

-We see our customers upgrading to Aspiration Plus, a premium subscription account that, among other benefits, automatically provides offsets for their gasoline purchases, thereby making their driving carbon neutral.

-Customers are also signing up for Plant Your Change, which plants a tree for every purchase they make by rounding up to the nearest dollar. In the past year, the Aspiration community has planted over 35 million trees.

-We’re also democratizing sustainable investing. Our customers invest in our ESG Aspiration Redwood Fund, which for many of them is the first time ever making an equity investment. It offers both a negative screen around fossil fuels but also a positive screen for companies with stronger environmental and employee practices.

-And we recently announced our Aspiration Zero credit card. Not only is it the first card built around fighting climate change, it is one of the only products anywhere that offsets the average person’s entire carbon footprint just by using it once a day.

This product landscape highlights Aspiration’s value proposition. Our socially conscious customers don’t come to us for just one product or feature. They choose to make Aspiration their financial home because they see us as a way to make a difference.

As such, we have incredibly powerful unit economics, generated through what we call a 3D relationship with our customers, that is:

●	Deep - nearly 60% sign up for a second product in their first year,

●	Durable - we maintain retention rates well above 90% annually, and

●	Differentiated – we build a unique relationship with our customers unlike that of any other financial partner. Approximately 75% of our incoming customers are choosing to pay a completely voluntary monthly subscription fee even though they could be paying zero – a testament to how they see Aspiration as part of their lives.

This results in a very strong LTV/CAC ratio of over 12x, just on our Spend & Save customers, without factoring their adoption of credit card, investment offerings, or other additional higher revenue products that we plan to introduce.

With that, I’ll turn it over to my co-founder Joe Sanberg to discuss our Corporate services.

Joe Sanberg, Co-Founder – Aspiration

Thank you, Andrei. Our traction and credibility with consumers equip us to bring Aspiration services to corporations that are realizing that addressing the demand for sustainability from their own customers and workforce is essential to their financial success.

With Aspiration, these companies can meet that demand in ways that are cost-effective and engaging. Aspiration quantifies their carbon footprint, offsets that impact, and integrates carbon mitigation into their interactions with their own clients and employees.

Aspiration’s corporate business meaningfully enhances the growth of our consumer business, with every incremental corporate client amplifying the Aspiration brand. As our consumer business and its community grow in intensity and engagement, they make our brand and our platform that much more valuable to the incremental corporate client. For example,

1.	We plan to launch a partnership with Intuit to provide our sustainability tools to their users by the end of the year.

2.	We helped NEU Community with their new five thousand home community outside of Austin, TX. Aspiration’s analysis of their carbon footprint, reduction in carbon via our Reforestation Program, and license to call their homes “Aspiration Sustainable Smart Homes” has yielded a sensational success.

3.	We assisted Curio, a fast growing NFT platform, to make their auctions more sustainable. We offset the Ethereum footprint of the auctions on their platform and are integrating our Plant Your Change software into their user experience allowing their customers to directly participate in sustainability with each transaction.

4.	We formulated a plan to help leading tax & accounting firm Cohn Reznick reduce their carbon footprint in a way that also engaged their workforce. In this partnership, we will be analyzing and offsetting their carbon footprint in ways that are engaging their workforce by connecting Plant Your Change to their employee experience.

And now to take us deeper into our financials I want to pass it over to our Chief Financial Officer, Rojeh Avanesian.

Rojeh Avanesian, Chief Financial Officer – Aspiration

Thank you, Joe. We expect Aspiration to continue to generate strong revenue growth, profitability before marketing investment – or what we refer to as EBITDAM, and significant carbon offset, all while ensuring that we maintain a strong grip on the very healthy unit economics that we highlighted earlier.

Given our rapid growth, we believe focusing on current run-rates for any given period is the most helpful way to understand our financial strength. To that end, we expect our revenue run-rate to accelerate to $673 million by FY23 from our end-of-period 2021 pace of $160 million, representing a 105% CAGR. We note that our June 2021 run-rate is already over $100 million and we are confident in our outlook for rapid revenue growth over the next 3-years, which calls for a CAGR over 200%.

We also project our EBITDAM run-rate to grow to $327 million by FY23 from $42 million year-end 2021, representing a 179% CAGR. Note that we expect our incremental adjusted EBITDAM margin to be in the 50% range over the next few years, which leads to long-term EBITDA margins of approximately 40% as the business reaches a steady state. Currently we believe EBITDAM to be the appropriate profitability metric for us to use given the historic growth opportunity and lifetime value to acquisition cost ratio that we are experiencing. However, we do have a high degree of discretion on this marketing spend.

Importantly, through our Reforestation program, we expect for our services to have produced a cumulative positive climate impact of an estimated 94 billion pounds by 2023, up from 13 billion in 2021, which we estimate is greater than removing every single car in New York State off the road.

Worth emphasizing, Aspiration’s revenue model is transparent, predictable and sustainable. We have a highly analyzable and data driven business that we believe allows us to project the building blocks that will get us from here to our FY23 targets.

On the Consumer side, we believe we can forecast how much growth will come from our existing customers who organically grow their engagement by adopting new Aspiration products. Moreover, as we build out our product offering, we expect to drive substantial growth in funded accounts. On the Corporate ESG Services side we have already signed 34 contracts as of June 2021, demand is strong and we have a healthy pipeline of potential clients, and we expect to have over 150 signed contracts by end of FY23.

To summarize, we are just getting started. Beyond the highlighted projections, we have multiple opportunities for incremental growth for the next several years, which are not included in our projections, including:

●	Adding Consumer offerings and expanding our Corporate business – which we discussed earlier;

●	Expanding globally to reach more sustainability-conscious consumers;

●	Providing sustainability-powered business banking products to businesses, particularly small and midsized companies;

●	And lastly, partnering with large corporations and financial institutions around the world.

With that said, I’d like to thank you all for joining us today, and hope we conveyed Aspiration’s differentiated value proposition and the clear historic opportunity in front of us.

If you have additional questions, please contact us at our e-mail Investors@Aspiration.com.

Thank you again for joining today’s call.

Additional Information and Where to Find It

In connection with the proposed transaction (the “Proposed Transaction”) involving InterPrivate III Financial Partners Inc. (“InterPrivate III”) and Aspiration Partners, Inc. (“Aspiration”), InterPrivate III intends to file a registration statement, which will include a preliminary proxy statement/prospectus, with the SEC. The proxy statement prospectus/prospectus will be sent to stockholders of InterPrivate III. This communication is not a substitute for the proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASPIRATION, INTERPRIVATE III, THE PROPOSED TRANSACTION AND RELATED MATTERS. The documents filed or that will be filed with the SEC relating to the Proposed Transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from InterPrivate III upon written request at InterPrivate III Financial Partners Inc., 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities in respect of the Proposed Transaction and shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or security holder. However, InterPrivate III, Aspiration, and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction under the rules of the SEC. Information about InterPrivate III’s directors and executive officers and their ownership of InterPrivate III’s securities is set forth in filings with the SEC, including InterPrivate III’s final prospectus used in connection with its initial public offering, which was filed with the SEC on March 9, 2021. To the extent that holdings of InterPrivate III’s securities have changed since the amounts included in InterPrivate III’s registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants will also be included in the proxy statement/prospectus, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Aspiration’s industry and market sizes, future opportunities for InterPrivate III, Aspiration and the combined company, InterPrivate III’s and Aspiration’s estimated future results and the Proposed Transaction, including the implied equity value, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the Proposed Transaction. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed or that will be disclosed in InterPrivate III’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) inability to complete the Proposed Transaction or, if InterPrivate III does not complete the Proposed Transaction, any other business combination; (2) the inability to complete the Proposed Transaction due to the failure to meet the closing conditions to the Proposed Transaction, including the inability to obtain approval of InterPrivate III’s stockholders, the inability to consummate the contemplated PIPE financing, the failure to achieve the minimum amount of cash available following any redemptions by InterPrivate III stockholders, the failure to meet the NYSE listing standards in connection with the consummation of the Proposed Transaction, or the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (3) costs related to the Proposed Transaction; (4) a delay or failure to realize the expected benefits from the Proposed Transaction; (5) risks related to disruption of management time from ongoing business operations due to the Proposed Transaction; (6) the impact of the ongoing COVID-19 pandemic; (7) the risk that Aspiration may not be able to execute its growth strategies or achieve and maintain profitability; (8) the uncertainty of Aspiration’s projected financial information; (9) changes regarding the development of the sustainability industry, the markets that Aspiration targets, customer demand and the ability of Aspiration to maintain and enhance its brand; (10) changes in the highly competitive market in which Aspiration competes, including with respect to its competitive landscape, rapid technological change or regulatory changes; (11) uncertainties surrounding Aspiration’s expansion of products and service offerings; (12) the ability of Aspiration to maintain strategic relationships and execute on strategic transactions; (13) extensive governmental regulation and scrutiny applicable to Aspiration and its subsidiaries, including as a result of certain of its subsidiaries being subject to SEC and FINRA rules and net capital requirements; (14) the ability of Aspiration to adhere to legal requirements with respect to the protection of personal data and privacy laws; (15) cybersecurity risks, data loss and other breaches of Aspiration’s network security and the disclosure of personal information; (16) the risk of regulatory lawsuits or proceedings relating to Aspiration’s products or services; (17) the risk that Aspiration is unable to secure or protect its intellectual property; (18) the limited experience of Aspiration’s management in operating a public company; (19) underlying assumptions and data with respect to Aspiration’s key performance indicators and other business metrics that may be (or may be perceived to be) inaccurate; (20) the risk that Aspiration may not be able to develop and maintain effective internal controls; (21) the outcome of any legal proceedings that may be instituted against InterPrivate III, Aspiration or any of their respective directors or officers following the announcement of the Proposed Transaction; and (22) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about InterPrivate III and Aspiration or the date of such information in the case of information from persons other than InterPrivate III or Aspiration, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Aspiration’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.